UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

As discussed in more detail below under Item 5.02, on April 11, 2008, Indevus Pharmaceuticals, Inc. (the “Company”) entered into retention agreements with (i) Noah D. Beerman, its Chief Business Officer, (ii) Michael W. Rogers, its Chief Financial Officer and (iii) Bobby W. Sandage, Jr., its Chief Scientific Officer. The retention agreements each have an effective date as of April 11, 2008 and were entered into in connection with the planned retirement of Glenn L. Cooper, the Company’s Chief Executive Officer. The form of the retention agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

In connection with the planned retirement of Glenn L. Cooper, the Company’s Chief Executive Officer, the Company has entered into retention agreements with (i) Noah D. Beerman, its Chief Business Officer, (ii) Michael W. Rogers, its Chief Financial Officer and (iii) Bobby W. Sandage, Jr., its Chief Scientific Officer (the “Retention Agreements”). The Retention Agreements are effective as of April 11, 2008 (the “Effective Date”) and are designed to ensure continuity in the Company’s business operations during the transition period with respect to a replacement Chief Executive Officer. Pursuant to the Retention Agreements, each of the executives has agreed to continue to serve as an executive officer and employee of the Company under their respective employment agreements until at least September 30, 2009.

Under their respective Retention Agreement, in the event that the executive has continued employment with the Company until September 30, 2009, or earlier if terminated by the executive for cause or by the Company without cause, then the Company is obligated to pay the executive an amount of compensation equal to twelve (12) months base salary for each of Mr. Beerman and Mr. Sandage, and six (6) months base salary for Mr. Rogers, all based on the salaries for each executive as of the Effective Date. In the event that the executive is terminated due to death or disability prior to September 30, 2009, then the Company is obligated to pay the executive a portion of such payments set forth above pro-rated for time period the executive provided his services from the Effective Date until the date of termination. In the event that prior to September 30, 2009 the executive terminates his employment without cause, or is terminated by the Company for cause, the Company shall no longer be obligated to make any payments of the retention compensation to the respective executive.

Pursuant to the Retention Agreements, the Company also agreed to extend, for an additional twelve (12) months, the expiration dates of certain stock options held by the executives that were set to expire in calendar 2008 and 2009.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description
10.1	Retention Agreement by and between Indevus Pharmaceuticals, Inc. and Noah D. Beerman dated April 11, 2008 (*)

10.2	Retention Agreement by and between Indevus Pharmaceuticals, Inc. and Michael W. Rogers dated April 11, 2008 (*)

10.3	Retention Agreement by and between Indevus Pharmaceuticals, Inc. and Bobby W. Sandage, Jr. dated April 11, 2008 (*)

(*)	Management contract or compensatory plan or arrangement.

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO®, VANTAS® and SUPPRELIN® LA; effectiveness of our sales force; competition and its effect on pricing, spending, third-party relationships and revenues; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; risks associated with being a manufacturer of some of our products; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR™; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, changes in reimbursement policies and/or rates for SANCTURA, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; acceptance by the healthcare community of our approved products and product candidates; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, and VALSTAR; product liability and insurance uncertainties; risks relating to the Redux-related litigation; need for additional funds and corporate partners, including for the development of our products; history of operating losses and expectation of future losses; uncertainties relating to controls over financial reporting; difficulties in managing our growth; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: April 14, 2008	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer